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                                                                     EXHIBIT 5.1

                               BAKER & MCKENZIE
                          2300 Trammell Crow Center
                               2001 Ross Avenue
                             Dallas, Texas 75201


                                  May 14, 2001


Reef Partners LLC
Managing General Partner
Reef Global Energy Ventures Partnerships
1901 N. Central Expressway, Suite 300
Richardson, Texas 75080

         Re: Offering of Units of Pre-Formation General and Limited Partnership Interests in Reef Global Energy Ventures
                  -------------------------------------------------------

Ladies and Gentlemen:

         Reef Global Energy Ventures has filed with the Securities and Exchange Commission a Registration Statement on Form S-1 under the Securities Act of 1933, as amended (the "Act"). Such Registration Statement, Commission File No. 333-93399, as amended through the date hereof (the "Registration Statement"), relates to the offering (the "Offering") of up to 1,250 Units of pre-formation general partnership interests, up to 3,750 Units of pre-formation limited partnership interests, and up to 1,250 Units of limited partnership interests which are to be issued upon conversion of general partnership interests, in a series of limited partnerships (the "Partnerships") to be formed under the Nevada Uniform Limited Partnership Act. This firm has acted as counsel to Reef Global Energy Ventures in connection with the preparation and filing of the Registration Statement, and you have requested our opinion with respect to certain legal aspects of the Offering.

         In rendering our opinion, we have examined and relied upon the original or copies, certified to our satisfaction, of (i) the proposed form of Limited Partnership Agreement for each of the Partnerships, filed as Appendix A to the prospectus forming a part of the Registration Statement (the "Partnership Agreement"), (ii) the Registration Statement, including the prospectus included therein and exhibits thereto, and (iii) such other documents and instruments as we have deemed necessary for the purpose of rendering this opinion. In our examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or reproduction copies. As to various questions of fact material to this opinion, we have relied, to the extent we deemed reasonably appropriate, upon representations or certificates of officers or managers of Reef Partners LLC, which will serve as the Managing General Partner of each of the Partnerships, and upon documents, records and instruments furnished to us by the Managing General Partner, without independent verification of their accuracy.

         Based on the foregoing examination, we are of the opinion that upon the execution of each Partnership Agreement by Reef Partners LLC, as Managing General Partner and on behalf of the subscribers pursuant to the power of attorney granted to it, and the execution and filing for record of a certificate of limited partnership with the Secretary of State of the State of Nevada for such Partnership, the Units in each Partnership, when issued against payment therefor (or, in the case of the limited partnership interests issued upon conversion of general partnership interests, when issued upon such conversion) as contemplated by the Partnership Agreement, will be validly issued general and
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Reef Partners LLC
May 14, 2001
Page 2


limited partnership interests and will be subject to assessment only on the terms described in the Partnership Agreement.

         This opinion is limited in all respects to the partnership law of the State of Nevada as in effect on the date hereof.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.


                                          Very truly yours,



                                          /s/ Baker & McKenzie